Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Second Quarter Results and Raises Guidance

WINSTON-SALEM, N.C., August 13, 2013 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers, today announced financial results for the second quarter ended June 30, 2013.

Business Highlights:

•	Water segment net sales for Q2 increased 5.5% to $16.2 million driven by 10.6% U.S. Exchange same-store unit growth

•	Adjusted EBITDA for Q2 increased 77.9% to $2.3 million compared to $1.3 million for Q2 of the prior year

•	Dispenser segment unit sell-thru to consumers increased 19.9% to approximately 119,000 units for Q2 compared to the prior year, driven by innovative water dispensers

•	Water gross margin percentage improved to 34.1% for Q2 of 2013 from 31.8% for Q2 2012

•	Generated $5.7 million in cash flow from operations and $2.5 million in free cash flow during the six months ended June 30, 2013 compared to $1.3 million and ($1.1) million for the six months ended June 30, 2012

“We are pleased with our ability to improve our second quarter operating results as we benefited from higher water segment sales and increased margins versus the prior year.  These results enabled us to exceed our expectations in the second quarter of 2013 and report our sixth consecutive quarter of positive adjusted EBITDA as we continue our focus on execution and cost management improvements across our core businesses,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “We generated another quarter of strong U.S. Exchange same store sales growth driven by accelerated growth in consumer demand for our innovative water dispensers. This combined with leverage of our cost structure helped us increase our cash flow generation and, going forward, we are optimistic about continued improvements in our financial results for the remainder of 2013, which we expect will be driven by continued growth of our consumer base.”

Second Quarter Results

As expected, total net sales decreased 3.2% to $23.8 million compared to $24.6 million for the second quarter of 2012 due to the timing of dispenser shipments to retailers. The change in net sales resulted from a $1.6 million decrease in Dispenser sales partially offset by a $0.8 million increase in Water sales.

Water segment net sales increased 5.5% to $16.2 million for the second quarter compared to $15.4 million in the second quarter of 2012.  Sales in the Water segment consist of sales of multi-gallon purified bottled water (“Exchange”) and self-serve filtered drinking water vending services (“Refill”).  The increase in Water net sales was primarily due to an 8.6% increase in Exchange sales driven by same-store unit growth of 10.6% for the Company’s U.S. Exchange services compared to the second quarter of 2012.  Refill sales also improved 1.8% driven by an increase in Refill locations and improved sales of empty bottles versus the prior year period.

Dispenser segment net sales for the second quarter of 2013 decreased 17.6% to $7.6 million compared to $9.2 million in the second quarter of 2012.  The anticipated decrease was due to additional sales in the second quarter of 2012 related to the rollout of new locations for a major retailer.  Despite the 18.0% decline in dispenser unit sell-in to retailers, the Company realized its fourteenth consecutive quarter of growth in consumer purchases as Dispenser unit sales to consumers increased 19.9% for the second quarter of 2013 compared to the same period in the prior year.  The Company believes that increased water dispenser penetration will lead to a continued increase in recurring Water sales.

The following table sets forth information regarding locations where the Company’s dispensers and water are sold as well as certain sales information.

	2Q13	2Q12	% Change
Total locations (thousands)	24.2	24.2	0.0%
Dispenser locations (thousands)	8.1	7.7	5.2%
Dispenser units sell-in to retail (thousands)	95.2	116.0	(18.0%)
Dispenser units sell-thru (thousands)	119.0	99.3	19.9%
Water Locations (thousands)	16.1	16.5	(2.4%)

Gross margin percentage increased to 24.7% for the second quarter from 20.1% for the second quarter of 2012 driven by improvements in both Water and Dispenser gross margins.  Gross margin for the Water segment increased to 34.1% for the second quarter compared to 31.8% for the same period in the prior year.  The increase was driven by the improvement in Exchange and Refill margins due primarily to improved supply chain cost management.  Gross margin for the Dispenser segment increased to 4.8% from 0.7% for the prior year, primarily due to retail margin management.

Selling, general and administrative (“SG&A”) expenses decreased 7.1% to $4.0 million for the second quarter of 2013 from $4.3 million for the second quarter of 2012.  In addition, as a percentage of net sales, SG&A decreased to 16.8% for the second quarter of 2013 from 17.5% for the second quarter of 2012.

Adjusted EBITDA increased 77.9% to $2.3 million from $1.3 million in the second quarter of 2012.  The net loss from continuing operations for the second quarter of 2013 was $(2.1) million or $(0.09) per share, compared to $(13.6) million or $(0.58) per share for the second quarter of the prior year.  Net loss from continuing operations for the second quarter of 2012 was impacted by a non-cash goodwill impairment charge of $11.5 million for the Water segment and an income tax benefit of $1.5 million.

Cash flow from operations increased more than three-fold to $5.7 million the six months ended June 30, 2013 from $1.3 million for the prior year period.  The increase in cash flow from operations resulted in free cash flow, defined as net cash provided by operating activities less net cash used in investing activities, of $2.5 million for the first half of 2013.

Business Update

The Company continues to add to its consumer base for its water dispensers. Same-store unit sales growth has been strong for the Exchange business in the U.S., indicating that more consumers are joining and staying with Primo water.  The Company believes that recurring Water sales growth is promoted through the sale of innovative water dispensers. The Company believes that consumers average 35 five-gallon bottles of water consumption per year. The Company believes that it has over 70% share of water dispenser sales at U.S. retail.  “We believe that we can capitalize on our dominant share of water dispenser sales by continually adding innovation to our dispensers, which we expect will continue to add more recurring water consumers,” added Prim.

Capital Structure Improvement

On June 14, 2013, the Company entered into a second amendment to the Credit and Security Agreement with Comvest Capital II, L.P. that provided for an additional $3.0 million in term-loan borrowing, lowered the interest rate on the Company’s term loans to 12.5% per annum in cash, eliminated certain financial covenants and adjusted prepayment penalties.

Guidance

The Company increased its full year 2013 adjusted EBITDA guidance, which is now expected to range between $9.3 and $9.5 million or an increase of approximately 71% to 74% over the prior year.  The Company reiterated its net sales guidance at an expected range of $93.3 to $95.2 million.  The Company expects total third quarter 2013 sales in the range of $26.0 to $27.0 million and adjusted EBITDA in the range of $2.5 to $2.8 million or an increase of approximately 36% to 52% over the third quarter of the prior year.

Conference Call and Webcast

The Company will host a conference call to discuss these results at 4:30 p.m. ET today, August 13, 2013.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Mark Castaneda, Chief Financial Officer, and Matt Sheehan, President and Chief Operating Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through August 27, 2013.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements include our financial guidance and can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's Exchange and Refill services and its water dispensers, changes in the Company's relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of warranty expense or sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facilities, the failure of lenders to honor their commitments under the Company's credit facilities, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 22, 2013 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA, free cash flow and pro forma fully taxed net loss from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as earnings (loss) from continuing operations before depreciation and amortization; interest expense and other, net; income tax provision; non-cash, stock-based compensation expense; non-recurring and acquisition-related costs; and loss on disposal of assets and other.   Free cash flow is defined as net cash provided by operating activities less net cash used in investing actives.  Pro forma fully taxed net loss from continuing operations is defined as loss from continuing operations before income taxes less goodwill impairment; debt restructuring costs; amortization of intangible assets; non-cash, stock-based compensation expense; non-recurring and acquisition related costs as adjusted on a pro forma basis for the full effect of income taxes.  The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Adjusted EBITDA excludes significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and is subject to inherent limitations.

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net sales	$23,849	$24,635	$46,177	$44,436
Operating costs and expenses:
Cost of sales	17,948	19,684	34,988	34,213
Selling, general and administrative expenses	4,013	4,320	7,849	8,874
Non-recurring and acquisition-related costs	81	369	94	395
Depreciation and amortization	2,765	2,636	5,529	5,031
Goodwill impairment	–	11,488	–	11,488
Total operating costs and expenses	24,807	38,497	48,460	60,001
Loss from operations	(958)	(13,862)	(2,283)	(15,565)
Interest expense and other, net	1,178	1,273	2,222	2,177
Loss from continuing operations before income taxes	(2,136)	(15,135)	(4,505)	(17,742)
Income tax provision	–	(1,487)	–	(959)
Loss from continuing operations	(2,136)	(13,648)	(4,505)	(16,783)
Loss from discontinued operations	(136)	(12,657)	(360)	(13,387)
Net loss	$(2,272)	$(26,305)	$(4,865)	$(30,170)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.09)	$(0.58)	$(0.19)	$(0.71)
Loss from discontinued operations	(0.01)	(0.53)	(0.01)	(0.56)
Net loss	$(0.10)	$(1.11)	$(0.20)	$(1.27)

Basic and diluted weighted average common shares outstanding	23,891	23,720	23,840	23,697

Primo Water Corporation
Pro forma fully taxed net loss from continuing operations
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Loss from continuing operations	$(2,136)	$(13,648)	$(4,505)	$(16,783)
Income tax benefit	–	(1,487)	–	(959)
Loss from continuing operations before income taxes	(2,136)	(15,135)	(4,505)	(17,742)
Goodwill impairment	–	11,488	–	11,488
Debt restructuring costs	–	531	–	1,061
Amortization of intangible assets	344	350	709	667
Non-cash, stock-based compensation expense	298	376	623	787
Non-recurring and acquisition-related costs	81	369	94	395
Pro forma effect of full income tax	537	768	1,170	1,271
Non-GAAP net loss	$(876)	$(1,253)	$(1,909)	$(2,073)

Basic and diluted non-GAAP net loss per share	$(0.04)	$(0.05)	$(0.08)	$(0.09)

Basic and diluted shares used to compute non-GAAP net loss per share	23,891	23,720	23,840	23,697

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Segment net sales
Water	$16,232	$15,386	$31,142	$30,360
Dispensers	7,617	9,249	15,035	14,076
Total net sales	$23,849	$24,635	$46,177	$44,436

Segment income (loss) from operations
Water	4,620	3,778	8,573	7,778
Dispensers	90	(299)	254	(781)
Corporate	(2,822)	(2,848)	(5,487)	(5,648)
Non-recurring and acquisition-related costs	(81)	(369)	(94)	(395)
Depreciation and amortization	(2,765)	(2,636)	(5,529)	(5,031)
Goodwill impairment	–	(11,488)	–	(11,488)
	$(958)	$(13,862)	$(2,283)	$(15,565)

Primo Water Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value data)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash	$221	$234
Accounts receivable, net	9,520	9,894
Inventories	6,653	7,572
Prepaid expenses and other current assets	1,269	812
Current assets of disposal group held for sale	1,116	3,041
Total current assets	18,779	21,553

Bottles, net	3,970	3,838
Property and equipment, net	39,920	41,947
Intangible assets, net	11,618	12,477
Other assets	2,620	1,960
Total assets	$76,907	$81,775

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,417	$11,455
Accrued expenses and other current liabilities	3,400	4,305
Current portion of capital leases and notes payable	16	15
Current liabilities of disposal group held for sale	727	2,784
Total current liabilities	18,560	18,559

Long-term debt, capital leases and notes payable, net of current portion	18,979	21,251
Other long-term liabilities	317	352
Liabilities of disposal group held for sale, net of current portion	2,000	–
Total liabilities	39,856	40,162

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 23,981 and 23,772 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	24	24
Additional paid-in capital	272,946	272,336
Common stock warrants	8,420	8,420
Accumulated deficit	(243,997)	(239,131)
Accumulated other comprehensive loss	(342)	(36)
Total stockholders’ equity	37,051	41,613
Total liabilities and stockholders’ equity	$76,907	$81,775

Primo Water Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six months ended June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(4,865)	$(30,170)
Less: Loss from discontinued operations	(360)	(13,387)
Loss from continuing operations	(4,505)	(16,783)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,529	5,031
Stock-based compensation expense	623	787
Non-cash interest expense	610	1,435
Deferred income tax expense	–	(959)
Bad debt expense	(54)	(103)
Goodwill impairment	–	11,488
Other	129	(46)
Changes in operating assets and liabilities:
Accounts receivable	343	(1,639)
Inventories	909	393
Prepaid expenses and other assets	(39)	(1,514)
Accounts payable	3,077	3,575
Accrued expenses and other liabilities	(877)	(360)
Net cash provided by operating activities	5,745	1,305

Cash flows from investing activities:
Purchases of property and equipment	(1,930)	(1,849)
Purchases of bottles, net of disposals	(1,327)	(59)
Proceeds from the sale of property and equipment	2	17
Additions to and acquisitions of intangible assets	(38)	(507)
Net cash used in investing activities	(3,293)	(2,398)

Cash flows from financing activities:
Borrowings under revolving credit facilities	42,368	10,148
Payments under revolving credit facilities	(47,493)	(19,978)
Borrowings under Comvest Term loans	3,000	15,150
Note payable and capital lease payments	(8)	(7)
Debt issuance costs	(546)	(2,036)
Proceeds from sale of common stock, net of issuance costs	–	(180)
Stock option and employee stock purchase activity, net	16	15
Net cash (used in) provided by financing activities	(2,663)	3,112

Net (decrease) increase in cash	(211)	2,019
Cash, beginning of year	234	751
Effect of exchange rate changes on cash	(35)	(12)
Cash provided by (used in) discontinued operations from:
Operating activities	233	(1,614)
Investing activities	–	(261)
Cash provided by (used in) discontinued operations	233	(1,875)
Cash, end of period	$221	$883

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Loss from continuing operations	$(2,136)	$(13,648)	$(4,505)	$(16,783)
Depreciation and amortization	2,765	2,636	5,529	5,031
Interest expense and other, net	1,178	1,273	2,222	2,177
Income tax benefit	–	(1,487)	–	(959)
EBITDA	1,807	(11,226)	3,246	(10,534)
Goodwill impairment	–	11,488	–	11,488
Non-cash, stock-based compensation expense	298	376	623	787
Non-recurring and acquisition-related costs	81	369	94	395
Loss on disposal of assets and other	122	291	238	360
Adjusted EBITDA	$2,308	$1,298	$4,201	$2,496